UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 22, 2007 (August 16, 2007)

MYRIAD ENTERTAINMENT & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24789	64-0872630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

986 Harris Street, Tunica, Mississippi 38676
(Address of principal executive offices and Zip Code)

(800) 955-0762
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Myriad's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Myriad’s actual results to differ from management's current expectations are contained in Myriad's filings with the Securities and Exchange Commission.  Myriad undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01

ENTERY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2007, the Company and Bettie P. Webb (“Webb”) entered into a Sixth Modification to that certain Option to Purchase Real Property (“Option Modification”) providing for, among other things, (i) an extension of the option exercise date to August 31, 2007 (with a closing on or before September 5, 2007); and (ii) if such option has not been exercised, then an additional one month extension of the option to September 30, 2007 (with a closing on or before October 5, 2007) (the “Option”). Pursuant to the Option Modification, the purchase price was increased $21,500 to $1,701,500.  The option price for each extension pursuant to the Option Modification is $10,000.

A Copy of the Option Modification is filed herewith as Exhibit 10.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description

10.1*	Sixth Modification, dated August 16, 2007, between the Company and Bettie P. Webb.

* Filed herewith

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD ENTERTAINMENT & RESPORTS, INC.

Date: August 22, 2007	By: /s/	John Meeske
John Meeske
Chief Executive Officer